 Exhibit a(1)(B)
MAIDEN REINSURANCE LTD.
LETTER OF TRANSMITTAL
WITH RESPECT TO
THE OFFER TO PURCHASE USING UP TO $100,000,000 OF CASH
MAIDEN HOLDINGS, LTD.’S
8.250%
NON-CUMULATIVE PREFERENCE SHARES, SERIES A OF MAIDEN HOLDINGS, LTD.
(CUSIP NO. G5753U120 / ISIN BMG5753U1201),
7.125%
NON-CUMULATIVE PREFERENCE SHARES, SERIES C OF MAIDEN HOLDINGS, LTD.
(CUSIP NO. G5753U138/ ISIN BMG5753U1383)
AND
6.700%
NON-CUMULATIVE PREFERENCE SHARES, SERIES D OF MAIDEN HOLDINGS, LTD. (CUSIP NO. G5753U146 / ISIN BMG5753U1466)
by
Maiden Reinsurance Ltd.
PURSUANT TO THE OFFER TO PURCHASE, DATED NOVEMBER 13, 2020
THE OFFER (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT
11:59 P.M., NEW YORK CITY TIME, ON DECEMBER 15, 2020, UNLESS MAIDEN
REINSURANCE LTD. EXTENDS OR EARLIER TERMINATES THE OFFER (SUCH TIME
AND DATE, AS IT MAY BE EXTENDED WITH RESPECT TO THE OFFER, THE
“EXPIRATION TIME”).
The Tender Agent for the Offer is:
Global Bondholder Services Corporation
By facsimile:
(For Eligible Institutions only):
(212) 430-3775/3779
Confirmation:
(212) 430-3774
By Email
contact@gbsc-usa.com

DESCRIPTION OF SECURITIES TENDERED
Name(s) and Address(es) of Holder(s) or Name(s) of DTC Participants and Each Participant’s DTC Account Number in which Securities are Held (Please fill in, if blank)	Security Description	Number of Securities Represented*	Number of Securities Tendered
8.250% Non-Cumulative Preference Shares, Series A
7.125% Non-Cumulative Preference Shares, Series C
6.700% Non-Cumulative Preference Shares, Series D
* Unless otherwise indicated in the column labeled “Number of Securities Tendered” and subject to the terms and conditions of the Offer to Purchase, a holder will be deemed to have tendered the entire number of shares represented by the Securities indicated in the column labeled “Number of Securities Represented.” See Instruction 4.
Delivery of this Letter of Transmittal to an address other than one of those set forth above will not constitute a proper delivery. You must deliver this Letter of Transmittal to the tender agent as set forth above (the “Tender Agent”). Deliveries to Maiden Reinsurance Ltd., Maiden Holdings, Ltd. or BofA Securities, Inc. (the dealer manager for the Offer (the “Dealer Manager”) will not be forwarded to the Tender Agent and, therefore, will not constitute proper delivery to the Tender Agent. Delivery of this Letter of Transmittal and any other required documents to the book-entry transfer facility at The Depository Trust Company (“DTC”) will not constitute delivery to the Tender Agent.
You should use this Letter of Transmittal if you are causing the Securities to be delivered by book-entry transfer to the Tender Agent’s account at DTC pursuant to the procedures set forth in Section 3 of the Offer to Purchase. Only financial institutions that are participants in DTC’s book-entry system may make book-entry delivery of the Securities.
BEFORE COMPLETING THIS LETTER OF TRANSMITTAL, YOU SHOULD READ THIS LETTER OF TRANSMITTAL AND THE ACCOMPANYING INSTRUCTIONS CAREFULLY.
All of the Securities are held in book-entry form through the facilities of DTC. You should use this Letter of Transmittal only if you are delivering Securities through a book-entry trader into the Tender Agent’s account at DTC in accordance with Section 3 of the Offer to Purchase.
Delivery of the Letter of Transmittal and any other required documents to DTC does not constitute delivery to the Tender Agent.
☐
Check here if you are a financial institution that is a participating institution in the book-entry transfer facility’s system and you are delivering the tendered Securities by book-entry transfer to an account maintained by the Tender Agent at the book-entry transfer facility, and complete the following:

Name of Tendering Institution:
Account Number: Transaction Code Number:
NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.
Ladies and Gentlemen:
The undersigned hereby tenders to Maiden Reinsurance Ltd. the above described shares of Maiden Holdings, Ltd.’s issued and outstanding (i) 8.250% Non-Cumulative Preference Shares, Series A, with a liquidation preference of $25.00 per share (the “Series A Preference Shares”), (ii) 7.125% Non-Cumulative Preference Shares, Series C of Maiden Holdings, Ltd., with a liquidation preference of $25.00 per share (the “Series C Preference Shares”) and (c) 6.700% Non-Cumulative Preference Shares, Series D, with a liquidation preference of $25.00 per share (the “Series D Preference Shares”, and together with the Series A Preference Shares and the Series C Preference Shares, the “Securities”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 13, 2020 and in the related Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged. Maiden Reinsurance Ltd. is inviting the holders of Series A Preference Shares, Series C Preference Shares and/or Series D Preference Shares to tender their Securities at a purchase price of $10.50 per Security, (the “Total Consideration Amount”).
Subject to and effective upon acceptance for payment of, and payment for, Securities tendered with this Letter of Transmittal in accordance with the terms of the Offer, the undersigned hereby (1) sells, assigns and transfers to or upon the order of Maiden Reinsurance Ltd. all right, title and interest in and to all of the Securities tendered hereby which are so accepted and paid for; (2) orders the registration of Securities tendered by book-entry transfer that are purchased under the Offer to or upon the order of Maiden Reinsurance Ltd.; and (3) appoints the Tender Agent as attorney-in-fact of the undersigned with respect to such Securities, with the full knowledge that the Tender Agent also acts as the agent of Maiden Reinsurance Ltd., with full power of substitution (such power of attorney being an irrevocable power coupled with an interest), to perform the following functions:
(a)
transfer ownership of such Securities on the account books maintained by DTC, together with all accompanying evidences of transfer and authenticity, to or upon the order of Maiden Reinsurance Ltd.; and

(b)
receive all benefits and otherwise exercise all rights of beneficial ownership of such Securities, subject to the next paragraph, all in accordance with the terms of the Offer.

The undersigned understands that Maiden Reinsurance Ltd., upon the terms and subject to the conditions of the Offer, will pay the applicable Total Consideration Amount for Securities properly tendered into, and not properly withdrawn from, the Offer subject to the conditions of the Offer in the Offer to Purchase.
The undersigned hereby covenants, represents and warrants to Maiden Reinsurance Ltd. that:
(a)
the undersigned has full power and authority to tender, sell, assign and transfer the Securities tendered hereby;

(b)
when and to the extent Maiden Reinsurance Ltd. accepts the Securities for purchase, Maiden Reinsurance Ltd. will acquire good and unencumbered title to them, free and clear of all liens, restrictions, claims, charges and encumbrances, and the Securities will not be subject to any adverse claims or rights;

(c)
the undersigned will, upon request, execute and deliver any additional documents deemed by the Tender Agent or Maiden Reinsurance Ltd. to be necessary or desirable to complete the sale, assignment and transfer of the Securities tendered hereby and accepted for purchase; and

(d)
the undersigned has read and agrees to all of the terms of the Offer.

The undersigned understands that tendering of Securities under either of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute an agreement between the undersigned and Maiden Reinsurance Ltd. upon the terms and subject to the conditions of the Offer.
The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, Maiden Reinsurance Ltd. may terminate or amend the Offer; or may postpone the acceptance for payment of, or the payment for, Securities tendered.
The names and address of the registered holders of Securities or DTC participants should be printed above, exactly as they appear on a security position listing as the owner of the Securities. The DTC participant’s account number, the number of Securities held in such account and the number of Securities to be tendered shall be set forth in the appropriate boxes above.
Unless otherwise indicated under “Special Payment and Delivery Instructions,” please transfer by credit to the account at the DTC designated above an amount equal to the aggregate Total Consideration Amount of any Securities purchased (less the amount of any federal income or backup withholding tax required to be withheld) and/or return any Securities not tendered or not purchased.
The undersigned recognizes that Maiden Reinsurance Ltd. has no obligation, under the Special Payment and Delivery Instructions, to order the registration or transfer of Securities tendered by book-entry transfer.
All authority conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned and any obligations or duties of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

SHAREHOLDER(S) — SIGN HERE
(See Instructions 1 and 5)
(See IRS Form W-9 or IRS Form W-8BEN, IRS Form W-8BEN-E or other
IRS Form W-8, as applicable)
If this Letter of Transmittal is signed by a DTC participant whose name is shown as the owner of the Securities tendered hereby, the signature must correspond with the name shown on the Security position listing as the owner of such Securities. If the Securities we registered in the names of two or more joint holders, each holder must sign this Letter of Transmittal. If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, that person should so indicate when signing and must submit proper evidence satisfactory to Maiden Reinsurance Ltd. of his or her authority to so act. See Instruction 5.

Signature(s) of Shareholder(s)
Dated:           , 2020
Name(s):

Please Print
Capacity (full title):
Address:

Address Line 2:
Address Line 3:
Please Include Zip/Postal Code
(Country Code/Area Code) Telephone Number:
Taxpayer Identification or Social Security No. (if applicable):
GUARANTEE OF SIGNATURE(S)
(If Required, See Instructions 1 and 5)
Authorized Signature:
Name(s):

Please Print
Name of Firm:
Address:

Address Line 2:
Address Line 3:
Please Include Zip/Postal Code
(Country Code/Area Code) Telephone Number:
Dated:           , 2020

SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS
(See Instructions 2, 5, 7 and 8)
To be completed ONLY if a check for the applicable Total Consideration Amount for any Securities is to be issued to the order of someone other than the person or persons whose signature(s) appears within this Letter of Transmittal, or issued to an address different from that shown in the box titled “Description of Securities Tendered” within this Letter of Transmittal, or if Securities tendered by book-entry transfer that are not accepted for purchase ae to be credited to an account maintained at the book-entry transfer facility other than the one designated above.
☐
Payment Check(s)

Name(s):

(Please Print:
Address:

(Include Zip Code)
Taxpayer Identification Number, Social Security Number
or Employer Identification Number
(See IRS Form W-9, or other applicable IRS Form)

☐
Credit unpurchased Securities by book-entry to the book-entry transfer facility account set forth below:

DTC Account Number:
Number of Account Party:

INSTRUCTIONS TO LETTER OF TRANSMITTAL
Forming Part of the Terms of the Offer
1.
Guarantee of Signatures.

Except as otherwise provided in this Instruction 1, all signatures on this Letter of Transmittal must be guaranteed by a financial institution that is a participant in the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution” (an “Eligible Institution”) as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended. Signatures on this Letter of Transmittal need not be guaranteed if either (a) this Letter of Transmittal is signed by any DTC participant whose name appears on a security position listing as the owner of Securities tendered herewith and such participant(s) have not completed either of the boxes within “Special Payment and Delivery Instructions” in this Letter of Transmittal; or (b) such Securities are tendered for the account of an Eligible Institution.
2.
Delivery of Letter of Transmittal; No Guaranteed Delivery Procedures.

To tender the Securities, a properly completed and duly executed copy or facsimile of this Letter of Transmittal or an agent’s message and a confirmation of a book-entry transfer into the Tender Agent’s account with the DTC tendered electronically and any other documents required by this Letter of Transmittal, must be received by the Tender Agent on or prior to the Expiration Date. THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE TENDER AGENT, INCLUDING DELIVERY THROUGH DTC, AND ANY ACCEPTANCE OF AN AGENT’S MESSAGE TRANSMITTED THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE HOLDER TENDERING SECURITIES. IF SUCH DELIVERY IS MADE BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT SUFFICIENT TIME BE ALLOWED TO ASSURE TIMELY DELIVERY. Except as otherwise provided below, the delivery will be made when actually received by the Tender Agent. This Letter of Transmittal and any other required documents should be sent only to the Tender Agent, not to Maiden Reinsurance Ltd., the Dealer Manager or DTC.
Pursuant to authority granted by DTC, any DTC participant that has Securities credited to its DTC account at any time (and thereby held of record by DTC’s nominee) may directly tender such Securities as though it were the registered holder by so completing, executing and delivering this Letter of Transmittal or delivering an agent’s message. Tenders of Securities will be accepted in accordance with the procedures described in the preceding sentence and otherwise in compliance with this Letter of Transmittal.
The method of delivery of this Letter of Transmittal, Securities and all other required documents to the Tender Agent is at the election and risk of the holders.
No alternative, conditional or contingent tenders of Securities will be accepted. Except as otherwise provided below, the delivery will be deemed made when the delivery is actually received or confirmed by the Tender Agent. This Letter of Transmittal should be sent only to the Tender Agent. The Tender Agent will not accept any tender materials other than Letters of Transmittal and the DTC participants’ agent’s messages.
Maiden Reinsurance Ltd. does not intend to permit tenders of Securities by guaranteed delivery procedures.
All tendering holders of Securities, by execution of this Letter of Transmittal or a manually signed facsimile of this Letter of Transmittal, or delivery of an agent’s message, waive any right to receive any notice of the acceptance of their tender.
The method of delivery of all documents is at the option and risk of the tendering holders of Securities. If you choose to deliver the documents by mail, we recommend that you use registered mail with return receipt requested, properly insured. In all cases, please allow sufficient time to assure timely delivery.
Maiden Reinsurance Ltd. will not accept any alternative, conditional or contingent tenders, nor will it purchase any fractional Securities. By executing this Letter of Transmittal, you wave any right to receive any notice of the acceptance for payment of your tendered Securities.

3.
Inadequate Space.

If the space provided in the box captioned “Description of Securities Tendered” is inadequate, then you should list relevant information on a separate signed schedule attached to this Letter of Transmittal.
4.
Partial Tenders and Unpurchased Securities.

The Securities may be tendered and accepted only in whole shares. If fewer than all of the Securities owned by a holder are tendered, the holder must fill in the number of Securities tendered in the third column of the box titled “Description of Securities Tendered” herein. The entire number of Securities delivered to the Tender Agent will be deemed to have been tendered, unless otherwise indicated.
5.
Signatures on Letter of Transmittal; Stock Powers and Endorsements.

a.
Exact Signatures.

If this Letter of Transmittal is signed by a DTC participant whose name is shown as the owner of the Securities tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of such Securities.
b.
Joint Holders.

If the Securities are registered in the names of two or more joint holders, each holder must sign this Letter of Transmittal.
c.
Signatures of Fiduciaries.

If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, that person should so indicate when signing and must submit proper evidence satisfactory to Maiden Reinsurance Ltd. of his or her authority to so act.
6.
Stock Transfer Taxes.

Except as provided in this Instruction 6, no stock transfer tax stamps or funds to cover such stamps need to accompany this Letter of Transmittal. Maiden Reinsurance Ltd. will pay or cause to be paid any stock transfer taxes payable on the transfer to it of Securities purchased in the Offer. If, however, payment of the Total Consideration Amount is to be made to any person other than the registered holder(s), then the Tender Agent will deduct from the Total Consideration Amount the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person(s) or otherwise) payable on account of the transfer of cash or stock thereby made to such person, unless satisfactory evidence of the payment of such taxes or an exemption from them is submitted with this Letter of Transmittal.
7.
Special Payment and Delivery Instructions.

If any of the following conditions holds:
a.   check(s) for the Total Consideration Amount of any Securities purchased pursuant to the Offer are to be issued to a person other than the person(s) signing this Letter of Transmittal;
b.   check(s) for the Total Consideration Amount are to be sent to any person other than the person signing this Letter of Transmittal, or to the person signing this Letter of Transmittal, but at a different address; or
c.   Securities tendered by book-entry transfer that are not accepted for purchase are to be credited to an account maintained at the book-entry transfer facility other than the one designated above, then, in any such case, you must complete the appropriate box within “Special Payment and Delivery Instructions” as applicable in this Letter of Transmittal and make sure that the signatures herein are guaranteed as described in Instructions 1 and 5.

8.
Tax Identification Number and Backup Withholding.

U.S. federal income tax laws generally require a tendering U.S. Holder (as defined in Section 13 of the Offer to Purchase) to provide the Tender Agent with such holder’s correct taxpayer identification number (“TIN”) and a certification that such shareholder is not subject to backup withholding on IRS Form W-9, which is provided below, or, alternatively, to establish another basis for exemption from backup withholding. In addition to penalties, failure to provide the Tender Agent with the correct information and certification or an adequate basis for an exemption from backup withholding may result in backup withholding at a current rate of 24% on all payments made to noncompliant shareholders or other payees pursuant to the Offer. Any amounts withheld under the backup withholding rules will be allowed as a credit against the shareholder’s or other payee’s U.S. federal income tax liability. If withholding results in an overpayment of taxes, the shareholder or other payee may obtain a refund if the required information is timely provided to the IRS. In order to avoid backup withholding, each tendering shareholder that is a U.S. Holder must provide (i) its correct TIN by completing IRS Form W-9, certifying, under penalties of perjury, (1) that the TIN provided is correct (or that such shareholder is awaiting a TIN), (2) that (A) the shareholder is exempt from backup withholding, or (B) the IRS has not notified the shareholder that such shareholder is subject to backup withholding as a result of a failure to report all interest or dividends or (C) the IRS has notified the shareholder that such shareholder is no longer subject to backup withholding, and (3) that the shareholder is a U.S. person (including a U.S. resident alien), or (ii), if applicable, an adequate basis for exemption. If the tendering U.S. Holder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such U.S. Holder should write “Applied For” in the space provided for the TIN in Part I of IRS Form W-9, and sign and date IRS Form W-9. If “Applied For” is written in Part I and the Tender Agent is not provided with a TIN by the time of payment, the Tender Agent will withhold 24% from any payments made to such U.S. Holder pursuant to the Offer. Certain shareholders (including, among others, corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements. Exempt U.S. Holders should indicate their exempt status on IRS Form W-9. For further information concerning backup withholding and instructions for completing IRS Form W-9 (including how to obtain a TIN if you do not have one and how to complete the IRS Form W-9 if Securities are held in more than one name), consult the enclosed IRS Form W-9 and related instructions.
In order for a tendering Non-U.S. Holder (as defined in Section 13 of the Offer to Purchase) to qualify as an exempt recipient with respect to backup withholding such holder generally must submit to the Tender Agent a properly completed IRS Form W-8BEN, IRS Form W8-BEN-E, IRS Form W-8ECI or IRS Form W-8IMY, as applicable (instead of IRS Form W-9), signed under penalties of perjury, attesting to such shareholder’s foreign status. IRS Forms W-8BEN and W-8BEN-E are included in this Letter of Transmittal and other applicable forms can be obtained from the Tender Agent or from www.irs.gov.
Where Securities are tendered on behalf of the holder of Securities by a broker or other DTC participant, the foregoing IRS Forms and certifications generally must be provided by the holder of Securities to the DTC participant, instead of the Tender Agent, in accordance with the DTC participant’s applicable procedures.
FAILURE TO COMPLETE AND RETURN THE IRS FORM W-9 OR AN APPROPRIATE IRS FORM W-8 MAY RESULT IN BACKUP WITHHOLDING ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER.
9.
Irregularities.

Maiden Reinsurance Ltd. will determine in its sole discretion all questions as to the number of Securities to accept, and the validity, eligibility (including time of receipt), and acceptance for payment of any tender of Securities. Any such determinations will be final and binding on all parties. Maiden Reinsurance Ltd. reserves the absolute right to reject any or all tenders of Securities it determines are not in proper form or the acceptance of which or payment for which may, in the opinion of Maiden Reinsurance Ltd., be unlawful. Maiden Reinsurance Ltd. also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Securities, and Banc of California. Inc.’s interpretation of the terms of the Offer, including these instructions, will be final and binding on all parties. No tender of Securities will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Maiden Reinsurance Ltd. shall determine. None of Maiden Reinsurance Ltd., the Tender Agent, the Information Agent or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.
10.
Questions; Requests for Assistance and Additional Copies.

Please direct my questions or requests for assistance or for additional copies of the Offer to Purchase or this Letter of Transmittal to the Information Agent at the telephone number and address set forth below. You may also contact your broker, dealer, commercial bank or trust company for assistance concerning the Offer.
Important: The Tender Agent must receive this Letter of Transmittal or verification of acceptance of the Offer from DTC through an agent’s message (together with book-entry transfer and all other required documents) before the Expiration Date.
YOU MUST COMPLETE AND SIGN EITHER THE IRS FORM W-9 BELOW OR THE APPLICABLE IRS FORM W-8. IRS FORM SW-9, W-8BEN AND W-8BEN-E ARE ATTACHED BELOW — OTHER IRS FORMS W-8 CAN BE OBTAINED FROM THE TENDER AGENT OR FROM WWW.IRS.GOV.

Form **W-9**
(Rev. October 2018)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

▶ Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give Form to the requester. Do not send to the IRS.

Print or type. See **Specific Instructions** on page 3.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ▶ ______

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is **not** disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ▶

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ______

Exemption from FATCA reporting code (if any) ______

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN,* later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9.*

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

• Form 1099-INT (interest earned or paid)

• Form 1099-DIV (dividends, including those from stocks or mutual funds)

• Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)

• Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)

• Form 1099-S (proceeds from real estate transactions)

• Form 1099-K (merchant card and third party network transactions)

• Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)

• Form 1099-C (canceled debt)

• Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, *later.*

Cat. No. 10231X Form **W-9** (Rev. 10-2018)

Form W-9 (Rev. 10-2018) Page **2**

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting,* later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien;

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

• An estate (other than a foreign estate); or

• A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

• In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

• In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

• In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the instructions for Part II for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code,* later, and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships,* earlier.

What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code,* later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Form W-9 (Rev. 10-2018) Page 3

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

a. **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. **Sole proprietor or single-member LLC.** Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or "doing business as" (DBA) name on line 2.

c. **Partnership, LLC that is not a single-member LLC, C corporation, or S corporation.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. **Disregarded entity.** For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

IF the entity/person on line 1 is a(n) . . .	THEN check the box for . . .
• Corporation	Corporation
• Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single-member LLC
• LLC treated as a partnership for U.S. federal tax purposes, • LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or • LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.	Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)
• Partnership	Partnership
• Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

- Generally, individuals (including sole proprietors) are not exempt from backup withholding.
- Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.
- Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.
- Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

Form W-9 (Rev. 10-2018) Page 4

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note: See *What Name and Number To Give the Requester,* later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.SSA.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/Businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. Go to *www.irs.gov/Forms* to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to *www.irs.gov/OrderForms* to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code,* earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

Form W-9 (Rev. 10-2018) Page 5

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account
4. Custodial account of a minor (Uniform Gift to Minors Act)	The minor[2]
5. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
6. Sole proprietorship or disregarded entity owned by an individual	The owner[3]
7. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:	**Give name and EIN of:**
8. Disregarded entity not owned by an individual	The owner
9. A valid trust, estate, or pension trust	Legal entity[4]
10. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
11. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
12. Partnership or multi-member LLC	The partnership
13. A broker or registered nominee	The broker or nominee
14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
15. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or DBA name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships,* earlier.

***Note:** The grantor also must provide a Form W-9 to trustee of trust.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

Form W-9 (Rev. 10-2018) Page 6

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at *spam@uce.gov* or report them at *www.ftc.gov/complaint*. You can contact the FTC at *www.ftc.gov/idtheft* or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see *www.IdentityTheft.gov* and Pub. 5027.

Visit *www.irs.gov/IdentityTheft* to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

Form **W-8BEN-E**

(Rev. July 2017)

Department of the Treasury
Internal Revenue Service

Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)

▶ For use by entities. Individuals must use Form W-8BEN. ▶ Section references are to the Internal Revenue Code.
▶ Go to *www.irs.gov/FormW8BENE* for instructions and the latest information.
▶ Give this form to the withholding agent or payer. Do not send to the IRS.

OMB No. 1545-1621

Do NOT use this form for:	**Instead use Form:**
• U.S. entity or U.S. citizen or resident	W-9
• A foreign individual	W-8BEN (Individual) or Form 8233
• A foreign individual or entity claiming that income is effectively connected with the conduct of trade or business within the U.S. (unless claiming treaty benefits)	W-8ECI
• A foreign partnership, a foreign simple trust, or a foreign grantor trust (unless claiming treaty benefits) (see instructions for exceptions)	W-8IMY
• A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession claiming that income is effectively connected U.S. income or that is claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b) (unless claiming treaty benefits) (see instructions for other exceptions)	W-8ECI or W-8EXP
• Any person acting as an intermediary (including a qualified intermediary acting as a qualified derivatives dealer)	W-8IMY

Part I Identification of Beneficial Owner

1 Name of organization that is the beneficial owner

2 Country of incorporation or organization

3 Name of disregarded entity receiving the payment (if applicable, see instructions)

4 Chapter 3 Status (entity type) (Must check one box only):
- ☐ Corporation
- ☐ Disregarded entity
- ☐ Partnership
- ☐ Simple trust
- ☐ Grantor trust
- ☐ Complex trust
- ☐ Estate
- ☐ Government
- ☐ Central Bank of Issue
- ☐ Tax-exempt organization
- ☐ Private foundation
- ☐ International organization

If you entered disregarded entity, partnership, simple trust, or grantor trust above, is the entity a hybrid making a treaty claim? If "Yes" complete Part III. ☐ Yes ☐ No

5 Chapter 4 Status (FATCA status) (See instructions for details and complete the certification below for the entity's applicable status.)
- ☐ Nonparticipating FFI (including an FFI related to a Reporting IGA FFI other than a deemed-compliant FFI, participating FFI, or exempt beneficial owner).
- ☐ Participating FFI.
- ☐ Reporting Model 1 FFI.
- ☐ Reporting Model 2 FFI.
- ☐ Registered deemed-compliant FFI (other than a reporting Model 1 FFI, sponsored FFI, or nonreporting IGA FFI covered in Part XII). See instructions.
- ☐ Sponsored FFI. Complete Part IV.
- ☐ Certified deemed-compliant nonregistering local bank. Complete Part V.
- ☐ Certified deemed-compliant FFI with only low-value accounts. Complete Part VI.
- ☐ Certified deemed-compliant sponsored, closely held investment vehicle. Complete Part VII.
- ☐ Certified deemed-compliant limited life debt investment entity. Complete Part VIII.
- ☐ Certain investment entities that do not maintain financial accounts. Complete Part IX.
- ☐ Owner-documented FFI. Complete Part X.
- ☐ Restricted distributor. Complete Part XI.
- ☐ Nonreporting IGA FFI. Complete Part XII.
- ☐ Foreign government, government of a U.S. possession, or foreign central bank of issue. Complete Part XIII.
- ☐ International organization. Complete Part XIV.
- ☐ Exempt retirement plans. Complete Part XV.
- ☐ Entity wholly owned by exempt beneficial owners. Complete Part XVI.
- ☐ Territory financial institution. Complete Part XVII.
- ☐ Excepted nonfinancial group entity. Complete Part XVIII.
- ☐ Excepted nonfinancial start-up company. Complete Part XIX.
- ☐ Excepted nonfinancial entity in liquidation or bankruptcy. Complete Part XX.
- ☐ 501(c) organization. Complete Part XXI.
- ☐ Nonprofit organization. Complete Part XXII.
- ☐ Publicly traded NFFE or NFFE affiliate of a publicly traded corporation. Complete Part XXIII.
- ☐ Excepted territory NFFE. Complete Part XXIV.
- ☐ Active NFFE. Complete Part XXV.
- ☐ Passive NFFE. Complete Part XXVI.
- ☐ Excepted inter-affiliate FFI. Complete Part XXVII.
- ☐ Direct reporting NFFE.
- ☐ Sponsored direct reporting NFFE. Complete Part XXVIII.
- ☐ Account that is not a financial account.

6 Permanent residence address (street, apt. or suite no., or rural route). **Do not use a P.O. box or in-care-of address** (other than a registered address).

City or town, state or province. Include postal code where appropriate. | Country

7 Mailing address (if different from above)

City or town, state or province. Include postal code where appropriate. | Country

8 U.S. taxpayer identification number (TIN), if required | 9a GIIN | b Foreign TIN

10 Reference number(s) (see instructions)

Note: Please complete remainder of the form including signing the form in Part XXX.

For Paperwork Reduction Act Notice, see separate instructions. Cat. No. 59689N Form **W-8BEN-E** (Rev. 7-2017)

Form W-8BEN-E (Rev. 7-2017) Page **2**

Part II Disregarded Entity or Branch Receiving Payment. (Complete only if a disregarded entity with a GIIN or a branch of an FFI in a country other than the FFI's country of residence. See instructions.)

11 Chapter 4 Status (FATCA status) of disregarded entity or branch receiving payment

☐ Branch treated as nonparticipating FFI. ☐ Reporting Model 1 FFI. ☐ U.S. Branch.

☐ Participating FFI. ☐ Reporting Model 2 FFI.

12 Address of disregarded entity or branch (street, apt. or suite no., or rural route). **Do not use a P.O. box or in-care-of address** (other than a registered address).

City or town, state or province. Include postal code where appropriate.

Country

13 GIIN (if any) ____________

Part III Claim of Tax Treaty Benefits (if applicable). (For chapter 3 purposes only.)

14 I certify that (check all that apply):

a ☐ The beneficial owner is a resident of ____________ within the meaning of the income tax treaty between the United States and that country.

b ☐ The beneficial owner derives the item (or items) of income for which the treaty benefits are claimed, and, if applicable, meets the requirements of the treaty provision dealing with limitation on benefits. The following are types of limitation on benefits provisions that may be included in an applicable tax treaty (check only one; see instructions):

☐ Government

☐ Tax exempt pension trust or pension fund

☐ Other tax exempt organization

☐ Publicly traded corporation

☐ Subsidiary of a publicly traded corporation

☐ Company that meets the ownership and base erosion test

☐ Company that meets the derivative benefits test

☐ Company with an item of income that meets active trade or business test

☐ Favorable discretionary determination by the U.S. competent authority received

☐ Other (specify Article and paragraph): ____________

c ☐ The beneficial owner is claiming treaty benefits for U.S. source dividends received from a foreign corporation or interest from a U.S. trade or business of a foreign corporation and meets qualified resident status (see instructions).

15 **Special rates and conditions** (if applicable—see instructions):

The beneficial owner is claiming the provisions of Article and paragraph ____________

of the treaty identified on line 14a above to claim a ________ % rate of withholding on (specify type of income): ________

Explain the additional conditions in the Article the beneficial owner meets to be eligible for the rate of withholding: ____________

Part IV Sponsored FFI

16 Name of sponsoring entity: ____________

17 **Check whichever box applies.**

☐ I certify that the entity identified in Part I:

- Is an investment entity;
- Is not a QI, WP (except to the extent permitted in the withholding foreign partnership agreement), or WT; **and**
- Has agreed with the entity identified above (that is not a nonparticipating FFI) to act as the sponsoring entity for this entity.

☐ I certify that the entity identified in Part I:

- Is a controlled foreign corporation as defined in section 957(a);
- Is not a QI, WP, or WT;
- Is wholly owned, directly or indirectly, by the U.S. financial institution identified above that agrees to act as the sponsoring entity for this entity; **and**
- Shares a common electronic account system with the sponsoring entity (identified above) that enables the sponsoring entity to identify all account holders and payees of the entity and to access all account and customer information maintained by the entity including, but not limited to, customer identification information, customer documentation, account balance, and all payments made to account holders or payees.

Form **W-8BEN-E** (Rev. 7-2017)

Form W-8BEN-E (Rev. 7-2017) Page 3

Part V Certified Deemed-Compliant Nonregistering Local Bank

18 ☐ I certify that the FFI identified in Part I:

• Operates and is licensed solely as a bank or credit union (or similar cooperative credit organization operated without profit) in its country of incorporation or organization;

• Engages primarily in the business of receiving deposits from and making loans to, with respect to a bank, retail customers unrelated to such bank and, with respect to a credit union or similar cooperative credit organization, members, provided that no member has a greater than 5% interest in such credit union or cooperative credit organization;

• Does not solicit account holders outside its country of organization;

• Has no fixed place of business outside such country (for this purpose, a fixed place of business does not include a location that is not advertised to the public and from which the FFI performs solely administrative support functions);

• Has no more than $175 million in assets on its balance sheet and, if it is a member of an expanded affiliated group, the group has no more than $500 million in total assets on its consolidated or combined balance sheets; **and**

• Does not have any member of its expanded affiliated group that is a foreign financial institution, other than a foreign financial institution that is incorporated or organized in the same country as the FFI identified in Part I and that meets the requirements set forth in this part.

Part VI Certified Deemed-Compliant FFI with Only Low-Value Accounts

19 ☐ I certify that the FFI identified in Part I:

• Is not engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, notional principal contracts, insurance or annuity contracts, or any interest (including a futures or forward contract or option) in such security, partnership interest, commodity, notional principal contract, insurance contract or annuity contract;

• No financial account maintained by the FFI or any member of its expanded affiliated group, if any, has a balance or value in excess of $50,000 (as determined after applying applicable account aggregation rules); **and**

• Neither the FFI nor the entire expanded affiliated group, if any, of the FFI, have more than $50 million in assets on its consolidated or combined balance sheet as of the end of its most recent accounting year.

Part VII Certified Deemed-Compliant Sponsored, Closely Held Investment Vehicle

20 Name of sponsoring entity: ____________________

21 ☐ I certify that the entity identified in Part I:

• Is an FFI solely because it is an investment entity described in Regulations section 1.1471-5(e)(4);

• Is not a QI, WP, or WT;

• Will have all of its due diligence, withholding, and reporting responsibilities (determined as if the FFI were a participating FFI) fulfilled by the sponsoring entity identified on line 20; **and**

• 20 or fewer individuals own all of the debt and equity interests in the entity (disregarding debt interests owned by U.S. financial institutions, participating FFIs, registered deemed-compliant FFIs, and certified deemed-compliant FFIs and equity interests owned by an entity if that entity owns 100% of the equity interests in the FFI and is itself a sponsored FFI).

Part VIII Certified Deemed-Compliant Limited Life Debt Investment Entity

22 ☐ I certify that the entity identified in Part I:

• Was in existence as of January 17, 2013;

• Issued all classes of its debt or equity interests to investors on or before January 17, 2013, pursuant to a trust indenture or similar agreement; **and**

• Is certified deemed-compliant because it satisfies the requirements to be treated as a limited life debt investment entity (such as the restrictions with respect to its assets and other requirements under Regulations section 1.1471-5(f)(2)(iv)).

Part IX Certain Investment Entities that Do Not Maintain Financial Accounts

23 ☐ I certify that the entity identified in Part I:

• Is a financial institution solely because it is an investment entity described in Regulations section 1.1471-5(e)(4)(i)(A), **and**

• Does not maintain financial accounts.

Part X Owner-Documented FFI

Note: This status only applies if the U.S. financial institution, participating FFI, or reporting Model 1 FFI to which this form is given has agreed that it will treat the FFI as an owner-documented FFI (see instructions for eligibility requirements). In addition, the FFI must make the certifications below.

24a ☐ (All owner-documented FFIs check here) I certify that the FFI identified in Part I:

• Does not act as an intermediary;

• Does not accept deposits in the ordinary course of a banking or similar business;

• Does not hold, as a substantial portion of its business, financial assets for the account of others;

• Is not an insurance company (or the holding company of an insurance company) that issues or is obligated to make payments with respect to a financial account;

• Is not owned by or in an expanded affiliated group with an entity that accepts deposits in the ordinary course of a banking or similar business, holds, as a substantial portion of its business, financial assets for the account of others, or is an insurance company (or the holding company of an insurance company) that issues or is obligated to make payments with respect to a financial account;

• Does not maintain a financial account for any nonparticipating FFI; **and**

• Does not have any specified U.S. persons that own an equity interest or debt interest (other than a debt interest that is not a financial account or that has a balance or value not exceeding $50,000) in the FFI other than those identified on the FFI owner reporting statement.

Form **W-8BEN-E** (Rev. 7-2017)

Form W-8BEN-E (Rev. 7-2017) Page 4

Part X Owner-Documented FFI *(continued)*

Check box 24b or 24c, whichever applies.

b ☐ I certify that the FFI identified in Part I:

- Has provided, or will provide, an FFI owner reporting statement that contains:
  - **(i)** The name, address, TIN (if any), chapter 4 status, and type of documentation provided (if required) of every individual and specified U.S. person that owns a direct or indirect equity interest in the owner-documented FFI (looking through all entities other than specified U.S. persons);
  - **(ii)** The name, address, TIN (if any), and chapter 4 status of every individual and specified U.S. person that owns a debt interest in the owner-documented FFI (including any indirect debt interest, which includes debt interests in any entity that directly or indirectly owns the payee or any direct or indirect equity interest in a debt holder of the payee) that constitutes a financial account in excess of $50,000 (disregarding all such debt interests owned by participating FFIs, registered deemed-compliant FFIs, certified deemed-compliant FFIs, excepted NFFEs, exempt beneficial owners, or U.S. persons other than specified U.S. persons); **and**
  - **(iii)** Any additional information the withholding agent requests in order to fulfill its obligations with respect to the entity.
- Has provided, or will provide, valid documentation meeting the requirements of Regulations section 1.1471-3(d)(6)(iii) for each person identified in the FFI owner reporting statement.

c ☐ I certify that the FFI identified in Part I has provided, or will provide, an auditor's letter, signed within 4 years of the date of payment, from an independent accounting firm or legal representative with a location in the United States stating that the firm or representative has reviewed the FFI's documentation with respect to all of its owners and debt holders identified in Regulations section 1.1471-3(d)(6)(iv)(A)(2), and that the FFI meets all the requirements to be an owner-documented FFI. The FFI identified in Part I has also provided, or will provide, an FFI owner reporting statement of its owners that are specified U.S. persons and Form(s) W-9, with applicable waivers.

Check box 24d if applicable (optional, see instructions).

d ☐ I certify that the entity identified on line 1 is a trust that does not have any contingent beneficiaries or designated classes with unidentified beneficiaries.

Part XI Restricted Distributor

25a ☐ (All restricted distributors check here) I certify that the entity identified in Part I:

- Operates as a distributor with respect to debt or equity interests of the restricted fund with respect to which this form is furnished;
- Provides investment services to at least 30 customers unrelated to each other and less than half of its customers are related to each other;
- Is required to perform AML due diligence procedures under the anti-money laundering laws of its country of organization (which is an FATF-compliant jurisdiction);
- Operates solely in its country of incorporation or organization, has no fixed place of business outside of that country, and has the same country of incorporation or organization as all members of its affiliated group, if any;
- Does not solicit customers outside its country of incorporation or organization;
- Has no more than $175 million in total assets under management and no more than $7 million in gross revenue on its income statement for the most recent accounting year;
- Is not a member of an expanded affiliated group that has more than $500 million in total assets under management or more than $20 million in gross revenue for its most recent accounting year on a combined or consolidated income statement; **and**
- Does not distribute any debt or securities of the restricted fund to specified U.S. persons, passive NFFEs with one or more substantial U.S. owners, or nonparticipating FFIs.

Check box 25b or 25c, whichever applies.

I further certify that with respect to all sales of debt or equity interests in the restricted fund with respect to which this form is furnished that are made after December 31, 2011, the entity identified in Part I:

b ☐ Has been bound by a distribution agreement that contained a general prohibition on the sale of debt or securities to U.S. entities and U.S. resident individuals and is currently bound by a distribution agreement that contains a prohibition of the sale of debt or securities to any specified U.S. person, passive NFFE with one or more substantial U.S. owners, or nonparticipating FFI.

c ☐ Is currently bound by a distribution agreement that contains a prohibition on the sale of debt or securities to any specified U.S. person, passive NFFE with one or more substantial U.S. owners, or nonparticipating FFI and, for all sales made prior to the time that such a restriction was included in its distribution agreement, has reviewed all accounts related to such sales in accordance with the procedures identified in Regulations section 1.1471-4(c) applicable to preexisting accounts and has redeemed or retired any, or caused the restricted fund to transfer the securities to a distributor that is a participating FFI or reporting Model 1 FFI securities which were sold to specified U.S. persons, passive NFFEs with one or more substantial U.S. owners, or nonparticipating FFIs.

Form **W-8BEN-E** (Rev. 7-2017)

Form W-8BEN-E (Rev. 7-2017) Page 5

Part XII Nonreporting IGA FFI

26 ☐ I certify that the entity identified in Part I:

• Meets the requirements to be considered a nonreporting financial institution pursuant to an applicable IGA between the United States and ______________________________ . The applicable IGA is a ☐ Model 1 IGA or a ☐ Model 2 IGA; and is treated as a ______________________________ under the provisions of the applicable IGA or Treasury regulations (if applicable, see instructions);

• If you are a trustee documented trust or a sponsored entity, provide the name of the trustee or sponsor ______________________________ .

The trustee is: ☐ U.S. ☐ Foreign

Part XIII Foreign Government, Government of a U.S. Possession, or Foreign Central Bank of Issue

27 ☐ I certify that the entity identified in Part I is the beneficial owner of the payment, and is not engaged in commercial financial activities of a type engaged in by an insurance company, custodial institution, or depository institution with respect to the payments, accounts, or obligations for which this form is submitted (except as permitted in Regulations section 1.1471-6(h)(2)).

Part XIV International Organization

Check box 28a or 28b, whichever applies.

28a ☐ I certify that the entity identified in Part I is an international organization described in section 7701(a)(18).

b ☐ I certify that the entity identified in Part I:

• Is comprised primarily of foreign governments;

• Is recognized as an intergovernmental or supranational organization under a foreign law similar to the International Organizations Immunities Act or that has in effect a headquarters agreement with a foreign government;

• The benefit of the entity's income does not inure to any private person; **and**

• Is the beneficial owner of the payment and is not engaged in commercial financial activities of a type engaged in by an insurance company, custodial institution, or depository institution with respect to the payments, accounts, or obligations for which this form is submitted (except as permitted in Regulations section 1.1471-6(h)(2)).

Part XV Exempt Retirement Plans

Check box 29a, b, c, d, e, or f, whichever applies.

29a ☐ I certify that the entity identified in Part I:

• Is established in a country with which the United States has an income tax treaty in force (see Part III if claiming treaty benefits);

• Is operated principally to administer or provide pension or retirement benefits; **and**

• Is entitled to treaty benefits on income that the fund derives from U.S. sources (or would be entitled to benefits if it derived any such income) as a resident of the other country which satisfies any applicable limitation on benefits requirement.

b ☐ I certify that the entity identified in Part I:

• Is organized for the provision of retirement, disability, or death benefits (or any combination thereof) to beneficiaries that are former employees of one or more employers in consideration for services rendered;

• No single beneficiary has a right to more than 5% of the FFI's assets;

• Is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which the fund is established or operated; **and**

(i) Is generally exempt from tax on investment income under the laws of the country in which it is established or operates due to its status as a retirement or pension plan;

(ii) Receives at least 50% of its total contributions from sponsoring employers (disregarding transfers of assets from other plans described in this part, retirement and pension accounts described in an applicable Model 1 or Model 2 IGA, other retirement funds described in an applicable Model 1 or Model 2 IGA, or accounts described in Regulations section 1.1471-5(b)(2)(i)(A));

(iii) Either does not permit or penalizes distributions or withdrawals made before the occurrence of specified events related to retirement, disability, or death (except rollover distributions to accounts described in Regulations section 1.1471-5(b)(2)(i)(A) (referring to retirement and pension accounts), to retirement and pension accounts described in an applicable Model 1 or Model 2 IGA, or to other retirement funds described in this part or in an applicable Model 1 or Model 2 IGA); **or**

(iv) Limits contributions by employees to the fund by reference to earned income of the employee or may not exceed $50,000 annually.

c ☐ I certify that the entity identified in Part I:

• Is organized for the provision of retirement, disability, or death benefits (or any combination thereof) to beneficiaries that are former employees of one or more employers in consideration for services rendered;

• Has fewer than 50 participants;

• Is sponsored by one or more employers each of which is not an investment entity or passive NFFE;

• Employee and employer contributions to the fund (disregarding transfers of assets from other plans described in this part, retirement and pension accounts described in an applicable Model 1 or Model 2 IGA, or accounts described in Regulations section 1.1471-5(b)(2)(i)(A)) are limited by reference to earned income and compensation of the employee, respectively;

• Participants that are not residents of the country in which the fund is established or operated are not entitled to more than 20% of the fund's assets; **and**

• Is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which the fund is established or operates.

Form **W-8BEN-E** (Rev. 7-2017)

Form W-8BEN-E (Rev. 7-2017) Page 6

Part XV Exempt Retirement Plans *(continued)*

d ☐ I certify that the entity identified in Part I is formed pursuant to a pension plan that would meet the requirements of section 401(a), other than the requirement that the plan be funded by a trust created or organized in the United States.

e ☐ I certify that the entity identified in Part I is established exclusively to earn income for the benefit of one or more retirement funds described in this part or in an applicable Model 1 or Model 2 IGA, or accounts described in Regulations section 1.1471-5(b)(2)(i)(A) (referring to retirement and pension accounts), or retirement and pension accounts described in an applicable Model 1 or Model 2 IGA.

f ☐ I certify that the entity identified in Part I:

• Is established and sponsored by a foreign government, international organization, central bank of issue, or government of a U.S. possession (each as defined in Regulations section 1.1471-6) or an exempt beneficial owner described in an applicable Model 1 or Model 2 IGA to provide retirement, disability, or death benefits to beneficiaries or participants that are current or former employees of the sponsor (or persons designated by such employees); **or**

• Is established and sponsored by a foreign government, international organization, central bank of issue, or government of a U.S. possession (each as defined in Regulations section 1.1471-6) or an exempt beneficial owner described in an applicable Model 1 or Model 2 IGA to provide retirement, disability, or death benefits to beneficiaries or participants that are not current or former employees of such sponsor, but are in consideration of personal services performed for the sponsor.

Part XVI Entity Wholly Owned by Exempt Beneficial Owners

30 ☐ I certify that the entity identified in Part I:

• Is an FFI solely because it is an investment entity;

• Each direct holder of an equity interest in the investment entity is an exempt beneficial owner described in Regulations section 1.1471-6 or in an applicable Model 1 or Model 2 IGA;

• Each direct holder of a debt interest in the investment entity is either a depository institution (with respect to a loan made to such entity) or an exempt beneficial owner described in Regulations section 1.1471-6 or an applicable Model 1 or Model 2 IGA.

• Has provided an owner reporting statement that contains the name, address, TIN (if any), chapter 4 status, and a description of the type of documentation provided to the withholding agent for every person that owns a debt interest constituting a financial account or direct equity interest in the entity; **and**

• Has provided documentation establishing that every owner of the entity is an entity described in Regulations section 1.1471-6(b), (c), (d), (e), (f) and/or (g) without regard to whether such owners are beneficial owners.

Part XVII Territory Financial Institution

31 ☐ I certify that the entity identified in Part I is a financial institution (other than an investment entity) that is incorporated or organized under the laws of a possession of the United States.

Part XVIII Excepted Nonfinancial Group Entity

32 ☐ I certify that the entity identified in Part I:

• Is a holding company, treasury center, or captive finance company and substantially all of the entity's activities are functions described in Regulations section 1.1471-5(e)(5)(i)(C) through (E);

• Is a member of a nonfinancial group described in Regulations section 1.1471-5(e)(5)(i)(B);

• Is not a depository or custodial institution (other than for members of the entity's expanded affiliated group); **and**

• Does not function (or hold itself out) as an investment fund, such as a private equity fund, venture capital fund, leveraged buyout fund, or any investment vehicle with an investment strategy to acquire or fund companies and then hold interests in those companies as capital assets for investment purposes.

Part XIX Excepted Nonfinancial Start-Up Company

33 ☐ I certify that the entity identified in Part I:

• Was formed on (or, in the case of a new line of business, the date of board resolution approving the new line of business) ____________ (date must be less than 24 months prior to date of payment);

• Is not yet operating a business and has no prior operating history or is investing capital in assets with the intent to operate a new line of business other than that of a financial institution or passive NFFE;

• Is investing capital into assets with the intent to operate a business other than that of a financial institution; **and**

• Does not function (or hold itself out) as an investment fund, such as a private equity fund, venture capital fund, leveraged buyout fund, or any investment vehicle whose purpose is to acquire or fund companies and then hold interests in those companies as capital assets for investment purposes.

Part XX Excepted Nonfinancial Entity in Liquidation or Bankruptcy

34 ☐ I certify that the entity identified in Part I:

• Filed a plan of liquidation, filed a plan of reorganization, or filed for bankruptcy on ______________________________;

• During the past 5 years has not been engaged in business as a financial institution or acted as a passive NFFE;

• Is either liquidating or emerging from a reorganization or bankruptcy with the intent to continue or recommence operations as a nonfinancial entity; **and**

• Has, or will provide, documentary evidence such as a bankruptcy filing or other public documentation that supports its claim if it remains in bankruptcy or liquidation for more than 3 years.

Form **W-8BEN-E** (Rev. 7-2017)

Form W-8BEN-E (Rev. 7-2017) Page 7

Part XXI 501(c) Organization

35 ☐ I certify that the entity identified in Part I is a 501(c) organization that:

• Has been issued a determination letter from the IRS that is currently in effect concluding that the payee is a section 501(c) organization that is dated ________________ ; **or**

• Has provided a copy of an opinion from U.S. counsel certifying that the payee is a section 501(c) organization (without regard to whether the payee is a foreign private foundation).

Part XXII Nonprofit Organization

36 ☐ I certify that the entity identified in Part I is a nonprofit organization that meets the following requirements.

• The entity is established and maintained in its country of residence exclusively for religious, charitable, scientific, artistic, cultural or educational purposes;

• The entity is exempt from income tax in its country of residence;

• The entity has no shareholders or members who have a proprietary or beneficial interest in its income or assets;

• Neither the applicable laws of the entity's country of residence nor the entity's formation documents permit any income or assets of the entity to be distributed to, or applied for the benefit of, a private person or noncharitable entity other than pursuant to the conduct of the entity's charitable activities or as payment of reasonable compensation for services rendered or payment representing the fair market value of property which the entity has purchased; **and**

• The applicable laws of the entity's country of residence or the entity's formation documents require that, upon the entity's liquidation or dissolution, all of its assets be distributed to an entity that is a foreign government, an integral part of a foreign government, a controlled entity of a foreign government, or another organization that is described in this part or escheats to the government of the entity's country of residence or any political subdivision thereof.

Part XXIII Publicly Traded NFFE or NFFE Affiliate of a Publicly Traded Corporation

Check box 37a or 37b, whichever applies.

37a ☐ I certify that:

• The entity identified in Part I is a foreign corporation that is not a financial institution; **and**

• The stock of such corporation is regularly traded on one or more established securities markets, including ____________________ (name one securities exchange upon which the stock is regularly traded).

b ☐ I certify that:

• The entity identified in Part I is a foreign corporation that is not a financial institution;

• The entity identified in Part I is a member of the same expanded affiliated group as an entity the stock of which is regularly traded on an established securities market;

• The name of the entity, the stock of which is regularly traded on an established securities market, is ____________________ ; **and**

• The name of the securities market on which the stock is regularly traded is ____________________ .

Part XXIV Excepted Territory NFFE

38 ☐ I certify that:

• The entity identified in Part I is an entity that is organized in a possession of the United States;

• The entity identified in Part I:

(i) Does not accept deposits in the ordinary course of a banking or similar business;

(ii) Does not hold, as a substantial portion of its business, financial assets for the account of others; **or**

(iii) Is not an insurance company (or the holding company of an insurance company) that issues or is obligated to make payments with respect to a financial account; **and**

• All of the owners of the entity identified in Part I are bona fide residents of the possession in which the NFFE is organized or incorporated.

Part XXV Active NFFE

39 ☐ I certify that:

• The entity identified in Part I is a foreign entity that is not a financial institution;

• Less than 50% of such entity's gross income for the preceding calendar year is passive income; **and**

• Less than 50% of the assets held by such entity are assets that produce or are held for the production of passive income (calculated as a weighted average of the percentage of passive assets measured quarterly) (see instructions for the definition of passive income).

Part XXVI Passive NFFE

40a ☐ I certify that the entity identified in Part I is a foreign entity that is not a financial institution (other than an investment entity organized in a possession of the United States) and is not certifying its status as a publicly traded NFFE (or affiliate), excepted territory NFFE, active NFFE, direct reporting NFFE, or sponsored direct reporting NFFE.

Check box 40b or 40c, whichever applies.

b ☐ I further certify that the entity identified in Part I has no substantial U.S. owners (or, if applicable, no controlling U.S. persons); **or**

c ☐ I further certify that the entity identified in Part I has provided the name, address, and TIN of each substantial U.S. owner (or, if applicable, controlling U.S. person) of the NFFE in Part XXIX.

Form **W-8BEN-E** (Rev. 7-2017)

Form W-8BEN-E (Rev. 7-2017) Page 8

Part XXVII Excepted Inter-Affiliate FFI

41 ☐ I certify that the entity identified in Part I:

- Is a member of an expanded affiliated group;
- Does not maintain financial accounts (other than accounts maintained for members of its expanded affiliated group);
- Does not make withholdable payments to any person other than to members of its expanded affiliated group;
- Does not hold an account (other than depository accounts in the country in which the entity is operating to pay for expenses) with or receive payments from any withholding agent other than a member of its expanded affiliated group; **and**
- Has not agreed to report under Regulations section 1.1471-4(d)(2)(ii)(C) or otherwise act as an agent for chapter 4 purposes on behalf of any financial institution, including a member of its expanded affiliated group.

Part XXVIII Sponsored Direct Reporting NFFE (see instructions for when this is permitted)

42 Name of sponsoring entity: ____________________

43 ☐ I certify that the entity identified in Part I is a direct reporting NFFE that is sponsored by the entity identified on line 42.

Part XXIX Substantial U.S. Owners of Passive NFFE

As required by Part XXVI, provide the name, address, and TIN of each substantial U.S. owner of the NFFE. Please see the instructions for a definition of substantial U.S. owner. If providing the form to an FFI treated as a reporting Model 1 FFI or reporting Model 2 FFI, an NFFE may also use this part for reporting its controlling U.S. persons under an applicable IGA.

Name	Address	TIN

Part XXX Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

- The entity identified on line 1 of this form is the beneficial owner of all the income to which this form relates, is using this form to certify its status for chapter 4 purposes, or is a merchant submitting this form for purposes of section 6050W;
- The entity identified on line 1 of this form is not a U.S. person;
- The income to which this form relates is: (a) not effectively connected with the conduct of a trade or business in the United States, (b) effectively connected but is not subject to tax under an income tax treaty, or (c) the partner's share of a partnership's effectively connected income; **and**
- For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.

Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which the entity on line 1 is the beneficial owner or any withholding agent that can disburse or make payments of the income of which the entity on line 1 is the beneficial owner.

I agree that I will submit a new form within 30 days if any certification on this form becomes incorrect.

Sign Here ▶ ____________________ Signature of individual authorized to sign for beneficial owner ____________________ Print Name ____________________ Date (MM-DD-YYYY)

☐ **I certify that I have the capacity to sign for the entity identified on line 1 of this form.**

Form **W-8BEN-E** (Rev. 7-2017)

This Letter of Transmittal and any other required documents should be sent or delivered by each tendering holder of Securities or its broker, dealer, commercial bank, trust company or other nominee to the Tender Agent at one of its addresses set forth on the form cover of this Letter of Transmittal.
Please contact the Dealer Manager with questions regarding the terms of the Offer or the Information Agent with questions regarding how to tender and/or request additional copies of the Offer to Purchase, this Letter of Transmittal or other documents related to the Offer at the contact information set forth below. Holders of Securities also may contact their broker, dealer, commercial bank, trust company or nominee for assistance concerning the Offer. Please contact the Tender Agent to request documentation relating to the Offer.
The Dealer Manager for the Offer is:
BofA Securities, Inc.
Attn: Liability Management
620 South Tryon Street, 20th Floor
Charlotte, North Carolina 28255
Collect: (980) 387-3907
Email: debt_advisory@bofa.com
The Information Agent for the Offer is
Global Bondholder Services Corporation
65 Broadway — Suite 404
New York, New York 10006
Attn: Corporate Actions
Banks and Brokers call: (212) 430-3774
Toll free (866)-794-2200
Email: contact@gbsc-usa.com